December 29, 2015
Centennial Energy Holdings, Inc.
PO Box 5650
1200 West Century Avenue
Bismarck, North Dakota 58506-5650
Attn: Mr. Doran N. Schwarz
Vice President and Chief Financial Officer

Re:    Waiver under Credit Agreement
Ladies/Gentlemen:
Please refer to the Third Amended and Restated Credit Agreement dated as of May 8, 2014 (the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), various financial institutions and U.S. Bank National Association, as administrative agent (in such capacity, the “Agent”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.
The Company has advised the Banks that Fidelity Exploration & Production Company (“Fidelity”), a direct wholly owned subsidiary of WBI Holdings, Inc. (“WBI”) and indirect wholly owned subsidiary of the Company, has sold or intends to sell all or substantially all of its assets in a series of transactions and that WBI may sell its interest in Fidelity, as more fully described in certain filings made by MDU Resources Group, Inc. with the SEC prior to the date hereof (the “Fidelity Disposition”). The Company has requested a waiver of certain provisions of the Credit Agreement to permit such disposition.
Accordingly, the Majority Banks hereby waive the following provisions of the Credit Agreement, in each case solely with respect to (and to the extent required to permit) the Fidelity Disposition: (a) clause (y) of the first proviso to Section 7.02 of the Credit Agreement (it being understood that the Fidelity Disposition shall not count against the limitation of 20% of total consolidated assets that may be sold by the Company and its Subsidiaries in any fiscal year); (b) the final proviso to Section 7.02 of the Credit Agreement (which begins “provided, further,”); and (c) to the extent applicable, the provisions of Section 7.03 of the Credit Agreement limiting consolidations and mergers.
The provisions of Sections 10.15 (GOVERNING LAW AND JURISDICTION) and 10.16 (WAIVER OF JURY TRIAL) of the Credit Agreement shall apply to this waiver letter as if set forth herein in full, mutatis mutandis.
This waiver letter may be executed in counterparts and by the parties hereto on separate counterparts. A signature page hereto delivered by facsimile or in a .pdf or similar file shall be effective as delivery of an original counterpart. This waiver letter shall become effective when the Agent has received signature pages hereto signed by the Majority Banks.

-Signature pages follow-

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U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and as a Bank

By:	/s/ John Prigge
Name:	John Prigge
Title:	Vice President

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Signature Page to Centennial Waiver

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,

By:	/s/ Chi-Cheng Chen
Name:	Chi-Cheng Chen
Title:	Director

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Signature Page to Centennial Waiver

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Keith Luettel
Name:	Keith Luettel
Title:	Director

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Signature Page to Centennial Waiver

JPMORGAN CHASE BANK, N.A.

By:	/s/ Justin Mertz
Name:	Justin Mertz
Title:	Authorized Officer

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Signature Page to Centennial Waiver

ROYAL BANK OF CANADA

By:	/s/ Ben Thomas
Name:	Ben Thomas
Title:	Authorized Signatory

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Signature Page to Centennial Waiver

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ SAVO BOZIC
Name:	SAVO BOZIC
Title:	Authorized Signatory

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Signature Page to Centennial Waiver

THE BANK OF NOVA SCOTIA

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

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Signature Page to Centennial Waiver

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK AGENCY

By:	/s/ Robert Casey
Name:	Robert Casey
Title:	Authorized Signatory

By:	/s/ Darrel Ho
Name:	Darrel Ho
Title:	Authorized Signatory

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Signature Page to Centennial Waiver

KEYBANK, NATIONAL ASSOCIATION

By:	/s/ Keven D. Smith
Name:	Keven D. Smith
Title:	Senior Vice President

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Signature Page to Centennial Waiver

SUNTRUST BANK

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Director

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Signature Page to Centennial Waiver

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jon R Hinard
Name:	Jon R Hinard
Title:	Managing Director

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GOLDMAN SACHS BANK USA

By:	/s/ Jerry Li
Name:	Jerry Li
Title:	Authorized Signatory

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Signature Page to Centennial Waiver

Acknowledged and Agreed as of
the date first written above:

CENTENNIAL ENERGY HOLDINGS, INC.

By:	/s/ Doran N. Schwartz
Name:	Doran N. Schwartz
Title:	Vice President and Chief Financial Officer

718999589 03173762
Signature Page to Centennial Waiver